UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2014

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510.456.4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 8, 2014, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-193100) of StemCells, Inc. (the “Company”) filed on December 27, 2013 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, warrants or debt securities at an aggregate offering price not to exceed $100,000,000.

On July 14, 2014, the Company entered into a securities purchase agreement (the “Purchase Agreement”) to sell up to 11,299,435 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), and warrants (the “Warrants”) to purchase up to 9,604,520 shares of our common stock. The Shares and Warrants will be sold in units, with each unit consisting of one share of common stock and a Warrant to purchase 0.85 shares of common stock at an exercise price of $2.17 per share of common stock. Each unit will be sold at a negotiated price of $1.77 per unit. The Shares and Warrants will be issued separately but can only be purchased together in this offering. Each Warrant will first be exercisable six months from the date of issuance at an initial exercise price of $2.17 per share. The Warrants are non-transferable and will expire thirteen months from the date of issuance.

The Company anticipates raising gross proceeds of approximately $20.0 million. The net offering proceeds to the Company from the sale of the Shares and Warrants, after deducting placement fees payable to Ascendiant Capital Markets, LLC, the placement agent for the transaction (“Ascendiant”), and other estimated offering expenses payable by the Company, are expected to be approximately $18.6 million.

In connection with the offerings, the Company is filing as exhibits to this Current Report on Form 8-K the following documents:

•	as Exhibit 1.1, the engagement letter between the Company and Ascendiant dated July 14, 2014;

•	as Exhibit 4.1 the form of Warrant;

•	as Exhibits 5.1 and 23.1, the legal opinion and consent of Ropes & Gray LLP relating to the securities to be issued and sold in the offerings;

•	as Exhibit 99.1, the form of Purchase Agreement between the Company and the parties thereto dated July 14, 2014; and

•	as Exhibit 99.2, the press release.

The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by, the Purchase Agreement attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

The Company’s press release announcing the offerings is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Engagement Letter between the Company and Ascendiant dated July 14, 2014.

4.1	Form of Warrant.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Form of Purchase Agreement between the Company and the parties thereto dated July 14, 2014.

99.2	Press Release of the Company dated July 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2014	StemCells, Inc.

/s/ Kenneth B. Stratton
	Name:	Kenneth B. Stratton
	Title:	General Counsel

Exhibit Index

Exhibit Number	Description

1.1	Engagement Letter between the Company and Ascendiant dated July 14, 2014.

4.1	Form of Warrant.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Form of Purchase Agreement between the Company and the parties thereto dated July 14, 2014.

99.2	Press Release of the Company dated July 15, 2014.